Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO CLOSED Q2 2024 WITH 26% YEAR-OVER-YEAR REVENUE GROWTH, 24% YEAR-OVER-YEAR SUBSCRIBER GROWTH AND EXCEEDED GUIDANCE IN NORTH AMERICA; GLOBAL BUSINESS ACHIEVED 6TH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR IMPROVEMENT IN PROFITABILITY METRICS

COMPANY RAISES FULL YEAR 2024 GUIDANCE IN NORTH AMERICA

NEW YORK – AUGUST 6, 2024 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the second quarter ended June 30, 2024. The second quarter marked Fubo’s sixth consecutive quarter of year-over-year (YoY) improvement in its global profitability metrics.

In North America, the Company exceeded guidance, ending the second quarter with double digit YoY growth, delivering $382.7 million in total revenue, up 26% YoY, and 1.45 million paid subscribers, up 24% YoY. Average revenue per user (ARPU) expanded 5% YoY to $85.69. The quarter was also highlighted by a 14% increase in ad sales revenue YoY as the result of efforts to increase visibility within agency holding companies continued during the start of the 2024 Upfront season.

In the Rest of World (ROW), the Company delivered 399,000 paid subscribers, up 1% YoY, and $8.3 million total revenue, up 2% YoY, during the quarter. ARPU reached $7.02, up 2% YoY. ROW includes the results of Molotov, the French live TV streaming service acquired by Fubo in December 2021.

Fubo states its key metrics on a YoY basis given the seasonality of sports content.

Net Loss from continuing operations in the second quarter was $25.8 million, leading to an earnings per share (EPS) loss of $0.08. This compares favorably to a Net Loss from continuing operations of $54.2 million, or an EPS loss of $0.19 in the second quarter of 2023. Adjusted EPS in the second quarter was $0.04, compared to an adjusted EPS loss of $0.12 in the second quarter of 2023. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles, gain on extinguishment of debt and amortization of debt premium (discount), net, and certain litigation expenses.

Notably, the Company achieved YoY improvements in Net Loss of $28.4 million, Adjusted EBITDA (AEBITDA) of $19.6 million, Net cash used in operating activities of $39.2 million and Free Cash Flow of $40.5 million. These improvements were the result of operating leverage and efficiencies throughout the business.

Fubo took steps during the second quarter to bolster its balance sheet and optimize its capital structure. The Company raised $36.9 million in net proceeds through its At-The-Market (ATM) program. In addition, Fubo repurchased $46.9 million face value of its 2026 convertible notes at prices significantly below par value. Since the fourth quarter of 2023, the Company has reduced its level of debt outstanding by $80.2 million while also eliminating the potential dilution associated with the repurchased convertible notes. This evidences Fubo’s continued commitment to judiciously reducing its leverage as well as improving the quality of its balance sheet. Fubo ended the quarter with $161.3 million in cash, cash equivalents and restricted cash on hand. Following the debt repurchase transactions described above, Fubo now has no debt maturing in 2024 or 2025, $144.8 million maturing in 2026 and $177.5 million maturing in 2029.

Guidance

North America

Third Quarter 2024: Fubo is projecting 1,605,000 to 1,625,000 paid subscribers, representing 9% YoY growth at the midpoint, and $360 to $370 million total revenue, representing 17% YoY growth at the midpoint.

Full Year 2024: Fubo is increasing previously announced guidance, now projecting 1,725,000 to 1,745,000 paid subscribers, representing 7% YoY growth at the midpoint, and $1.570 to $1.590 billion total revenue, representing 18% YoY growth at the midpoint.

Our guidance excludes the potential impact of our ongoing antitrust litigation, including the launch of Venu Sports (See “Risks related to Venu Sports” below).

ROW

Third Quarter 2024: Fubo is projecting 397,000 to 402,000 paid subscribers, representing 3% YoY decline at the midpoint, and $8 to $9 million total revenue, representing 1% YoY growth at the midpoint.

Full Year 2024: Fubo is projecting 395,000 to 405,000 paid subscribers, representing 2% YoY decline at the midpoint, and $33 to $35 million total revenue, representing 4% YoY growth at the midpoint.

Complete second quarter 2024 results are detailed in Fubo’s shareholder letter available on the company’s IR site.

“Fubo delivered excellent results in the second quarter of 2024, despite the Warner Bros. Discovery content drop, achieving our sixth consecutive quarter of year-over-year improvement in our global profitability metrics,” said David Gandler, co-founder and CEO, Fubo. “In North America, we exceeded guidance, growing North America revenue by 26% and subscribers by 24% year-over-year. We’re confident we can continue this success as we remain focused on delighting our users with more flexible bundle options as part of our Super Aggregation strategy, delivered to them through a single, frictionless app. We also continue to advocate for a fairer playing field in the media industry, benefiting Fubo, our competitors and, most importantly, the American consumer.”

“Fubo continues to make marked progress in scaling our strong core business while achieving our broader strategic goals,” said Edgar Bronfman Jr., executive chairman, Fubo. “We’re carefully balancing our 2025 profitability target while strategically and cost-effectively investing in subscriber growth, cutting-edge technology, new product features and engaging content. We have raised our full year 2024 guidance in North America, which reflects our continued confidence in our sports entertainment streaming business.”

Risks Related to Venu Sports

Given the many unknowns related to the potential launch of Venu Sports (“Venu”), the proposed sports streaming joint venture between the Walt Disney Company, Fox Corporation, and Warner Bros. Discovery, including the outcome of our antitrust lawsuit and the Department of Justice’s reported investigation, our guidance and other statements in this letter with respect to Fubo’s financial condition and our anticipated financial performance in future periods do not reflect any potential impact of the launch to our business. Risks related to Venu and the related litigation are described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 to be filed with the SEC, and our other periodic filings.

Live Webcast

CEO, Gandler and CFO, John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 400 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2023). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers, as well as Instant Headlines, a first-of-its-kind AI feature that generates contextual news topics as they are reported live on air.

Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, certain litigation expenses, income tax provision (benefit), other (income) expenses, and one-time non-cash expenses. Certain litigation expenses consists of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance..

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net Loss Attributable to Common Shareholders, adjusting for discontinued operations, stock-based compensation, change in fair value of warrants, amortization of debt premium (discount), amortization of intangible assets and other non-cash items, and certain litigation expenses (as described further above, see “Adjusted EBITDA”).

Gross Profit and Gross Margin (GAAP)

Gross Profit is defined as Revenue less Subscriber related expenses and Broadcasting and transmission. Gross Margin is defined as Gross Profit divided by Revenue. We believe these measures are useful because they represent key profitability metrics for our business and are used by management to evaluate the performance of our business, including measuring the cost to deliver our product to subscribers against revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), purchases of intangible assets and capitalization of internal use software. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA, Adjusted EPS and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. The tables also include reconciliations of GAAP Subscription revenue and GAAP Advertising revenue to North America ARPU and ROW ARPU, respectively, each of which is a key performance metric.

fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2024	June 30, 2023

Subscription Revenue (GAAP)	$362,936	$288,994
Advertising Revenue (GAAP)	26,285	23,070
Subtract:
ROW Subscription Revenue	(8,049)	(7,906)
ROW Advertising Revenue	(257)	(250)
Total	380,915	303,908
Divide:
Average Subscribers (North America)	1,481,751	1,241,218
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$85.69	$81.62

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2024	June 30, 2023

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(25,833)	$(54,209)
Depreciation and amortization	9,519	8,913
Stock-based compensation	10,308	13,056
Certain litigation expenses	4,856	-
Other income (expense)	(9,941)	1,815
Income tax (provision) benefit	99	(121)
Adjusted EBITDA	(10,992)	(30,546)

Adjusted EBITDA	(10,992)	(30,546)
Divide:
Revenue	390,965	312,735
Adjusted EBITDA Margin	-2.8%	-9.8%

fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2024	June 30, 2023

Net cash used in operating activities - continuing operations	$(31,874)	$(71,028)
Subtract:
Purchases of property and equipment	(208)	(165)
Capitalization of internal use software	(3,221)	(4,588)
Free Cash Flow	(35,303)	(75,781)

fuboTV Inc.

Reconciliation of Net Loss Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2024	June 30, 2023

Net loss attributable to common shareholders	$(25,272)	$(49,940)
Subtract:
Net income from discontinued operations, net of tax	106	4,259
Net loss from continuing operations attributable to common shareholders	(25,378)	(54,199)

Net loss from continuing operations attributable to common shareholders	(25,378)	(54,199)
Stock-based compensation	10,308	13,056
Amortization of debt (premium) discount, net	(268)	645
Amortization of intangibles	9,179	8,497
Gain on extinguishment of debt	(12,124)	-
Certain litigation expenses	4,856	-
Adjusted net loss from continuing operations	(13,427)	(32,001)

Weighted average shares outstanding:
Basic and diluted	311,253,856	291,720,400

Adjusted EPS from continuing operations	$(0.04)	$(0.12)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation..

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, anticompetitive practices among our competitors and our response plan, including our antitrust lawsuit against the Walt Disney Company, Fox Corporation and Warner Brothers Discovery, our liquidity and anticipated cash requirements, our financial condition, and our anticipated financial performance, including quarterly and annual guidance, expectations regarding profitability and our cash flow and Adjusted EBITDA targets. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to the potential launch of the joint venture by Walt Disney Company, Fox Corporation and Warner Brothers Discovery; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

# # #

Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv